Exhibit 10.7

FINAL COPY

AMENDED AND RESTATED

EXPO EVENT HOLDCO, INC.

2013 STOCK OPTION PLAN

(Effective June 17, 2013; Last Amended as of April 22, 2014)

1.             Purpose.

The purpose of the Plan is to assist the Company to attract, retain, incentivize and motivate officers and employees of, consultants to, and non-employee directors providing services to, the Company and its Subsidiaries and Affiliates and to promote the success of the Company’s business by providing such participating individuals with a proprietary interest in the performance of the Company. The Company believes that this incentive program will cause participating officers, employees, consultants and non-employee directors to increase their interest in the welfare of the Company, its Subsidiaries and Affiliates and to align those interests with those of the stockholders of the Company, its Subsidiaries and Affiliates.

2.             Definitions.

For purposes of the Plan:

2.1     “Affiliate” shall mean with respect to any entity, any entity that the Company, either directly or indirectly through one or more intermediaries, is in common control with, is controlled by or controls, each within the meaning of the Securities Act.

2.2     “Board” means the board of directors of the Company.

2.3     “Cause” shall mean (a) if a Participant is a party to an employment or a severance agreement with the Company or one of the Subsidiaries in which “cause” is defined, the occurrence of any circumstances defined as “cause” in such employment or severance agreement, or (b) if a Participant is not a party to an employment or severance agreement with the Company or one of the Subsidiaries in which “cause” is defined, (i) the Participant’s indictment for, or conviction or entry of a plea of guilty or nolo contendere to (A) any felony or (B) any crime (whether or not a felony) involving moral turpitude, fraud, theft, breach of trust or other similar acts, whether of the United States or any state thereof or any similar foreign law to which the Participant may be subject, (ii) the Participant’s being or having been engaged in conduct constituting breach of fiduciary duty, willful misconduct or gross negligence relating to the Company or any of the Subsidiaries or the performance of the Participant’s duties, (iii) the Participant’s willful failure to (A) follow a reasonable and lawful directive of the Company or of the Subsidiary at which he or she is employed or provides services, or the Board or (B) comply with any written rules, regulations, policies or procedures of the Company or a Subsidiary at which he or she is employed or to which he or she provides services which, if not complied with, would reasonably be expected to have more than a de minimis adverse effect on the business or financial condition of the Company, (iv) the Participant’s violation of his or her employment, consulting, separation or similar agreement with the Company or one of the Subsidiaries or any non-disclosure, non-solicitation or non-competition covenant in any other agreement to which the Participant is subject or (v) the Participant’s deliberate and continued failure to perform his or her material duties to the Company or any of the Subsidiaries.

2.4     “Change in Capitalization” means any increase or reduction in the number of Shares, any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or any exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or any similar corporate event or transaction.

2.5     “Change in Control” means the first to occur of the following events after the Effective Date: (a) the sale of all or substantially all of the assets of the Company to any Person (or group of Persons acting in concert) other than an Affiliate of the Company or the Investor Group, or (b) a sale by the Company, the Investor Group or any of their respective Affiliates to a Person (or group of Persons acting in concert) of Company Common Stock, or a merger, consolidation or similar transaction involving the Company, in any case, that results in more than 50% of the Company Common Stock (or the common stock of any resulting company after a merger) being held by a Person (or group of Persons acting in concert) other than an Affiliate of the Company or the Investor Group.

2.6     “Committee” means the Compensation Committee of the Board, unless otherwise specified by the Board, in which event the Committee shall be as specified by the Board, which Committee shall administer the Plan and perform the functions set forth herein. If there is no Compensation Committee and the Board does not specify otherwise, or if the Board so elects, the Committee shall mean the Board.

2.7     “Company” means Expo Event Holdco, Inc., a Delaware corporation, or any successor thereto.

2.8     “Common Stock” means the shares of common stock, par value $0.01 per share, of the Company and any other securities into which any of the foregoing shares are changed or for which such shares are exchanged.

2.9     “Corporate Transaction” means (a) a merger, consolidation, reorganization, recapitalization or other similar change in the Company’s capital stock or (b) a liquidation or dissolution of the Company. For the avoidance of doubt, a Corporate Transaction may be a transaction that is also a Change in Control.

2.10     “Disability” means (a) if a Participant is a party to an employment agreement with the Company or one of the Subsidiaries in which “disability” is defined, the occurrence of any circumstances defined as “disability” in such employment agreement, or (b) if a Participant is not a party to an employment agreement with the Company or one of the Subsidiaries in which “disability” is defined, permanent and total disability as defined in Code Section 22(e)(3). A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Participant shall submit to any reasonable examination(s) required by such physician upon request. Notwithstanding the foregoing provisions of this Section 2.10, in the event any award is considered to be “non-qualified deferred compensation” as that term is defined under Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Disability” for purposes of such award shall be the definition of “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

2.11     “Division” means any of the operating units or divisions of the Company designated as a Division by the Committee.

2.12     “Effective Date” means the date of approval of the Plan by the Board or Committee.

2.13     “Eligible Individual” means any of the following individuals: (a) any director, officer, employee of the Company or any of the Subsidiaries, (b) any individual to whom the Company or one of the Subsidiary has extended a formal, written offer of employment and (c) any consultant or advisor of the Company or one of the Subsidiaries.

2.14     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.15     “Fair Market Value” means, as of any date: (a) if the Shares are not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the value of such Shares on that date, as determined by the Committee in good faith; or (b) if the Shares are listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the closing price of the Shares as reported on the principal nationally recognized stock exchange on which the Shares are traded on such date, or if no Share prices are reported on such date, the closing price of the Shares on the next preceding date on which there were reported Share prices.

2.16     “Investor Group” means any investment fund directly or indirectly controlled by Onex Corporation.

2.17     “Option” means an option to purchase Shares.

2.18     “Option Agreement” means a written or electronic agreement between the Company and a Participant evidencing the grant of an Option and setting forth the terms and conditions thereof.

2.19     “Option Price” means the price at which a Share may be purchased pursuant to an Option.

2.20     “Participant” means an Eligible Individual to whom an Option has been granted under the Plan.

2.21     “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association or other entity or association.

2.22     “Plan” means this Expo Event Holdco, Inc. 2013 Stock Option Plan, as amended from time to time.

2.23     “Plan Termination Date” means the date that is 10 years after the Effective Date, unless the Plan is earlier terminated by the Board pursuant to Section 10 hereof.

2.24     “Securities Act” means the Securities Act of 1933, as amended.

2.25     “Shares” means shares of Common Stock and any other securities into which such shares are changed or for which such shares are exchanged.

2.26     “Stockholders’ Agreement” means that certain Stockholders’ Agreement, dated as of July 19, 2013, by and among the Company and the stockholders party thereto, as amended from time to time.

2.27     “Subsidiary” means any entity, whether or not incorporated, in which the Company directly or indirectly owns at least 50% or more of the outstanding equity or other ownership interests.

2.28     “Termination,” “Terminated” or “Terminates” shall mean, (a) with respect to a Participant that is an employee, the date such Participant ceases to be employed by the Company and its Subsidiaries, (b) with respect to a Participant that is a consultant, the date such Participant ceases to provide services to the Company and its subsidiaries or (c) with respect to a Participant that is a non-employee director, the date such Participant ceases to provide services to the Board or the board of directors of any of the Company’s Subsidiaries, in each case, for any reason whatsoever (including by reason of death, Disability or adjudicated incompetency). Unless otherwise set forth in an Option Agreement, (a) if a Participant is both an employee and a director and terminates as an employee but remains as a non-employee director, the Participant will be deemed to have continued in employment without interruption and shall be deemed to have Terminated upon ceasing to be a director, and (b) if a Participant that is an employee or a non-employee director ceases to provide services in such capacity and becomes a consultant, the Participant will thereupon be deemed to have been Terminated.

3.             Administration.

3.1     Committees; Procedure. The Plan shall be administered by the Committee, which shall hold meetings when it deems necessary and shall keep minutes of its meetings. The Committee shall have all of the powers necessary to enable it to carry out its duties under the Plan properly, including the power and duty to construe and interpret the Plan and to determine all questions arising under it. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretations and determinations shall be final, binding and conclusive upon all Persons. The Committee may also establish, from time to time, such regulations, provisions, procedures, and conditions regarding the Options and granting of Options, which in its opinion may be advisable in administering the Plan. The acts of a majority of the total membership of the Committee at any meeting, or the acts approved in writing by all of its members, shall be the acts of the Committee.

3.2     Board Reservation. The Board may, in its discretion, reserve to itself or exercise any or all of the authority and responsibility of the Committee hereunder. To the extent the Board has reserved to itself, or exercised the authority and responsibility of the Committee, all references to the Committee in the Plan shall be to the Board.

3.3     Committee Powers. Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

(a)     select those Eligible Individuals to whom Options shall be granted under the Plan, the number of Shares in respect of which each Option is granted and the terms and conditions (which need not be identical) of each such Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan and other applicable law, and otherwise make the Plan fully effective;

(b)     construe and interpret the Plan and the Options granted hereunder and establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Option Agreement in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with any applicable provision of the Code;

(c)     determine the duration and purposes for leaves of absence which may be granted to a Participant on an individual basis without constituting a Termination for purposes of the Plan;

(d)     cancel, with the consent of the Participant or as otherwise permitted under the terms of the Plan, outstanding Options;

(e)     exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(f)     generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

3.4     Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Persons who receive, or are eligible to receive Options (whether or not such Persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Option Agreements, as to the Eligible Individuals to receive Options under the Plan and the terms and provision of Options under the Plan. All decisions and determinations by the Committee in the exercise of the above powers shall be final, binding and conclusive upon the Company, its Subsidiaries, the Participants and all other persons having any interest therein. Notwithstanding anything herein to the contrary, with respect to Participants working outside the United States, the Committee may determine the terms and conditions of Options and make such adjustments to the terms thereof as are necessary or advisable to fulfill the purposes of the Plan taking into account matters of local law or practice, including tax and securities laws of jurisdictions outside the United States.

3.5     Indemnification. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder.

4.             Stock Subject to the Plan; Grant Limitations.

4.1     Aggregate Number of Shares Authorized for Issuance. Subject to any adjustment as provided in the Plan, the Shares to be issued under the Plan may be, in whole or in part, authorized but unissued Shares or issued Shares which shall have been reacquired by the Company and held by it as treasury shares. The aggregate number of Shares that may be made the subject of Options granted under the Plan shall not exceed 59,238.

4.2     Calculating Shares Available. The Committee shall determine the appropriate method for determining the number of Shares available for grant under the Plan, subject to the following:

(a)     Except as provided in Section 4.2(b), the number of Shares available under this Section 4 for the granting of further Options shall be reduced by the number of Shares in respect of which the Option is granted or denominated.

(b)     Any Shares related to an Option granted under this Plan that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares shall again be available for award under this Plan.

5.             Stock Options.

5.1     Authority of Committee. The Committee may grant Options to Eligible Individuals in accordance with the Plan, and the terms and conditions of the grant of which shall be set forth in an Option Agreement.

5.2     Option Price. The Option Price or the manner in which the exercise price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Option Agreement.

5.3     Maximum Duration. Options granted hereunder shall be for such term as the Committee shall determine; provided that an Option shall not be exercisable after the expiration of 10 years from the date it is granted; provided, further, however, that unless the Committee provides otherwise, an Option may, upon the death of the Participant prior to the expiration of the Option, be exercised for up to 180 days following the date of the Participant’s death, even if such period extends beyond 10 years from the date the Option is granted. The Committee may, subsequent to the granting of any Option, extend the period within which the Option may be exercised (including following a Participant’s Termination), but in no event shall the period be extended to a date that is later than the earlier of the latest date on which the Option could have been exercised and the 10th anniversary of the date of grant of the Option.

5.4     Vesting. The Committee shall determine and set forth in the applicable Option Agreement the time or times at which an Option shall become vested and exercisable. To the extent not exercised, vested installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

5.5     Method of Exercise. The exercise of an Option shall be made only by giving notice in the form and to the Person designated by the Company, specifying the number of Shares to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Option Agreement pursuant to which the Option was granted. The Option Price shall be paid in any combination of the following forms: (a) cash or its equivalent (e.g., a check) or (b) other property as determined by the Committee. Any Shares transferred to or withheld by the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the last business day preceding the date of exercise of such Option. If requested by the Committee, the Participant shall deliver the Option Agreement evidencing the Option to the Company, which shall endorse thereon a notation of such exercise and return such Agreement to the Participant.

5.6     Rights of Participants. No Participant shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares (whether or not certificated) to the Participant, (c) the Participant’s name, or the name of his or her broker or other nominee, shall have been entered as a shareholder of record on the books of the Company and (d) the Participant shall have entered into the Stockholders’ Agreement. Thereupon, the Participant shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Option Agreement.

6.             Effect of a Termination; Transferability.

6.1     Termination. The Option Agreement evidencing the grant of each Option shall set forth the terms and conditions applicable to such Option upon Termination, which shall be as the Committee may, in its discretion, determine at the time the Option is granted or at anytime thereafter, and which terms and conditions may include provisions regarding the treatment of an Option in the event of a Termination by reason of a divestiture of any Subsidiary or Division or other assets of the Company or any Subsidiary.

6.2     Transferability of Options and Shares.

(a)     Non-Transferability of Options. Except as set forth in Section 6.2(c) or (d) or as otherwise permitted by the Committee and as set forth in the applicable Option Agreement, either at the time of grant or at anytime thereafter, no Option shall be (i) sold, transferred or otherwise disposed of, (ii) pledged or otherwise hypothecated or (iii) subject to attachment, execution or levy of any kind; and any purported transfer, pledge, hypothecation, attachment, execution or levy in violation of this Section 6.2 shall be null and void.

(b)     Restrictions on Shares. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, restrictions under the requirements of any stock exchange or market upon which such Shares are then listed or traded and restrictions under any blue sky or state securities laws applicable to such Shares.

(c)     Transfers By Will or by Laws of Descent or Distribution. Any Option may be transferred by will or by the laws of descent or distribution; provided, however, that (i) any transferred Option will be subject to all of the same terms and conditions as provided in the Plan and the applicable Option Agreement; and (ii) the Participant’s estate or beneficiary appointed in accordance with this Section 6.2(c) will remain liable for any withholding tax that may be imposed by any federal, state or local tax authority.

(d)     Beneficiary Designation. Each Participant may, from time to time, name one or more individuals (each, a “Beneficiary”) to whom any benefit under the Plan is to be paid or who may exercise any rights of the Participant under any Option granted under the Plan in the event of the Participant’s death before he or she receives any or all of such benefit or exercises such Option. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits under Option Agreements remaining unpaid at the Participant’s death and rights to be exercised following the Participant’s death shall be paid to or exercised by the Participant’s estate.

7.             Adjustment upon Changes in Capitalization.

7.1     In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (a) the maximum number and class of Shares with respect to which Options may be granted under the Plan and (b) the number and class of Shares or other stock or securities (of the Company or any other corporation or entity), cash or other property which are subject to outstanding Options granted under the Plan and the exercise price therefor, if applicable.

7.2     If, by reason of a Change in Capitalization, pursuant to an Option Agreement, a Participant shall be entitled to, or shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares subject to the Option prior to such Change in Capitalization.

8.             Effect of Certain Transactions.

8.1     Except as otherwise provided in the applicable Option Agreement, in the event of a Corporate Transaction, all outstanding Options shall terminate upon the consummation of the Corporate Transaction, unless provision is made in connection with such transaction, in the sole discretion of the Committee or the parties to the Corporate Transaction, for the assumption or continuation of such Options by, or the substitution for such Options with new awards of stock options, stock appreciation rights or other equity based compensation of the surviving, or successor or resulting entity, or a parent or subsidiary thereof, with such adjustments as to the number and kind of shares or other securities or property subject to such new awards, option and stock appreciation right exercise or base prices, and other terms of such new awards as the Committee or the parties to the Corporate Transaction shall agree. In the event that provision is made in writing as aforesaid in connection with a Corporate Transaction, the Plan and the unexercised Options theretofore granted or the new awards substituted therefor shall continue in the manner and under the terms provided in such writing. Notwithstanding the foregoing, vested Options (including those Options that would become vested upon the consummation of the Corporate Transaction) shall not be terminated upon the consummation of the Corporate Transaction unless holders of affected Options are provided either (a) a period of at least 15 calendar days prior to the date of the consummation of the Corporate Transaction to exercise the Options, or (b) payment (in cash or other consideration upon or following the consummation of the Corporate Transaction, or, to the extent permitted by Section 409A of the Code, on a deferred basis) in respect of each Share covered by the Option being cancelled in an amount equal to the excess, if any, of the per Share price to be paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in good faith) over the Option Price of the Option. For the avoidance of doubt, if the amount determined pursuant to the foregoing is zero or less, the affected Option may be cancelled without any payment therefor.

8.2     Without limiting the generality of the foregoing or being construed as requiring any such action, in connection with any such Corporate Transaction the Committee may, in its sole and absolute discretion, cause any of the following actions to be taken effective upon or at any time prior to any Corporate Transaction (and any such action may be made contingent upon the occurrence of the Corporate Transaction):

(a)     cause any or all unvested Options to become fully vested and immediately exercisable (as applicable) and/or provide the holders of such Options a reasonable period of time prior to the date of the consummation of the Corporate Transaction to exercise the Options;

(b)     with respect to unvested Options that are terminated in connection with the Corporation Transaction, provide the holders thereof a payment (in cash and/or other consideration) in respect of each Share covered by the Option being terminated in an amount equal to all or a portion of the excess, if any, of the per Share price to be paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in good faith) over the Option Price of the Option, which may be paid in accordance with the vesting schedule of the Option as set forth in the applicable Option Agreement, upon the consummation of the Corporate Transaction or, to the extent permitted by Section 409A of the Code, at such other time or times as the Committee may determine.

8.3     In addition, in connection with any Corporate Transaction:

(a)     Notwithstanding anything to the contrary, the Committee may, in its sole discretion, provide in the transaction agreement or otherwise for different treatment for Options held by different Participants and, where alternative treatment is available for a Participant’s Options, may allow the Participant to choose which treatment shall apply to such Participant’s Options;

(b)     Any action permitted under this Section 8 may be taken without the need for the consent of any Participant. To the extent a Corporate Transaction also constitutes a Change in Capitalization and action is taken pursuant to this Section 8 with respect to an outstanding Option, such action shall conclusively determine the treatment of such Option in connection with such Corporate Transaction notwithstanding any provision of the Plan to the contrary (including Section 7); and

(c)     The Committee may require a Participant to return a letter of transmittal or similar acknowledgment as a condition to receiving any payment in respect of his or her Options in connection with a Corporate Transaction, in which case any Participant who has not returned any such letter or similar acknowledgment within the time period established by the Committee for returning any such letter or similar acknowledgement shall forfeit his or her right to any payment and his or her associated Options may be cancelled without any payment therefor.

9.             Interpretation. All Options granted under the Plan are intended either not to be subject to Section 409A of the Code or, if subject to Section 409A of the Code, to be administered, operated and construed in compliance with Section 409A of the Code and all regulations and other guidance issued thereunder. Notwithstanding this or any other provision of the Plan to the contrary, the Committee may amend the Plan or any Option granted hereunder in any manner or take any other action that it determines, in its sole discretion, is necessary, appropriate or advisable (including replacing any Option) to cause the Plan or any Option granted hereunder to comply with Section 409A of the Code and all regulations and other guidance issued thereunder or to not be subject to Section 409A of the Code. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A of the Code and shall be final, binding and conclusive on all Eligible Individuals and other individuals having or claiming any right or interest under the Plan.

10.            Termination and Amendment of the Plan or Modification of Options.

10.1     Effective Date and Duration of the Plan. The Plan shall be effective on the Effective Date. The Plan shall terminate on the Plan Termination Date and no Option shall be granted after that date. The applicable terms of the Plan and any terms and conditions applicable to Options granted prior to the Plan Termination Date shall survive the termination of the Plan and continue to apply to such Options.

10.2     Plan Amendment or Plan Termination. The Board may earlier terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

(a)     no such amendment, modification, suspension or termination shall impair or adversely alter any Options theretofore granted under the Plan, except with the consent of the Participant, nor shall any amendment, modification, suspension or termination deprive any Participant of any Shares which he or she may have acquired through or as a result of the Plan; and

(b)     to the extent necessary under any applicable law, regulation or exchange requirement, no other amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law, regulation or exchange requirement.

10.3     Modification of Options. No modification of an Option shall adversely alter or impair any rights or obligations under the Option without the consent of the Participant.

11.            Non-Exclusivity of the Plan.

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

12.            Limitation of Liability.

As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a)     give any Person any right to be granted an Option other than at the sole discretion of the Committee;

(b)     give any Person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c)     limit in any way the right of the Company or any of its Subsidiaries to terminate the employment of or the provision of services by any Person at any time; or

(d)     be evidence of any agreement or understanding, express or implied, that the Company will pay any Person at any particular rate of compensation or for any particular period of time.

13.            Regulations and Other Approvals; Governing Law.

13.1     “Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

13.2     Compliance with Law.

(a)     The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b)     The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority.

(c)     Each grant of an Option and the issuance of Shares in settlement of the Option is subject to compliance with all applicable federal, state and foreign law. Further, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any federal, state or foreign law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be or shall be deemed to be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions that are not acceptable to the Committee. Any Person exercising an Option shall make such representations and agreements and furnish such information as the Board or Committee may request to assure compliance with the foregoing or any other applicable legal requirements.

13.3     Transfers of Plan Acquired Shares. Notwithstanding anything contained in the Plan or any Option Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations promulgated thereunder. The Committee may require any individual receiving Shares pursuant to an Option granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

14.            Miscellaneous.

14.1     Forfeiture Events; Clawback. The Committee may specify in an Option Agreement that the Participant’s rights, payments and benefits with respect to an Option shall be subject to reduction, cancellation, forfeiture, clawback or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable forfeiture provisions that apply to the Option.

14.2     Multiple Agreements. The terms of each Option may differ from other Options granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Eligible Individual.

14.3     Withholding of Taxes. The Company or any of its Subsidiaries may withhold from any payment of cash or Shares to a Participant or other Person under the Plan an amount sufficient to cover any withholding taxes which may become required with respect to such payment or shall take any other action as it deems necessary to satisfy any income or other tax withholding requirements as a result of the grant or exercise of any Option under the Plan. The Company or any of its Subsidiaries shall have the right to require the payment of any such taxes and require that any Person furnish information deemed necessary by the Company or any of its Subsidiaries to meet any tax reporting obligation as a condition to exercise or before making any payment pursuant to an Option. In addition, if approved by the Committee, a Participant may elect to (a) have withheld a portion of the Shares then issuable to him or her, or (b) surrender Shares owned by the Participant prior to the exercise, vesting or other settlement of an Option, in each case having an aggregate Fair Market Value equal to the withholding taxes.

14.4     Plan Unfunded. The Plan shall be unfunded. Except for reserving a sufficient number of authorized Shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any Option granted under the Plan.

ANNEX A
(Provisions Applicable to Options Issued in California)

To the extent not in accordance with the foregoing, the following shall govern all options granted and securities sold to residents of California:

1.	Options shall be exercisable for not more than one-hundred twenty (120) months from the date the option is granted.

2.	Options granted pursuant to the plan shall not be transferred other than by will, by the laws of descent and distribution, to a revocable trust, or as permitted by Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701).

3.	The number of securities purchasable pursuant to any option and the exercise price thereof, shall be proportionately adjusted in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the issuer's equity securities without the receipt of consideration by the issuer, of or on the issuer's class or series of securities underlying the option.

4.	Unless the grantee’s employment is terminated for cause as defined by applicable law, the right to exercise the option in the event of termination of employment, to the extent that the optionee is entitled to exercise on the date employment terminates, shall continue until the earlier of the option expiration date or (1) at least six (6) months from the date of termination if termination was caused by death or disability, or (2) at least thirty (30) days from the date of termination if termination was caused by other than death or disability.

5.	The Plan must be approved by a majority of the outstanding securities entitled to vote by the later of (1) within twelve (12) months before or after the date the Plan is adopted, or (2) prior to or within twelve (12) months of the granting of any option under the Plan in California.

6.	No options may be granted more than ten (10) years from the date the plan is adopted or the date the plan is approved by the issuer's security holders, whichever is earlier.

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